Exhibit 99.1

Investor Contact:

Charlotte McLaughlin

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2018 Third-Quarter Results, Raises Full-Year Guidance
Midpoint and Announces an Additional $500 million Share Repurchase Authorization

ATLANTA, GA — December 4th, 2018 — HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $1.6 billion for the third quarter of fiscal 2018 ended October 28, 2018, an increase of $242 million, or 17.7 percent, as compared to the third quarter of fiscal 2017.  Organic sales growth for the third quarter of fiscal 2018 was 9.4 percent, as compared to the third quarter of fiscal 2017.

“I couldn’t be more proud of the team’s performance in the third quarter. We continued to see both businesses deliver impressive sales growth and have successfully enhanced our capital structure through strategic refinancing and opportunistic share repurchases.” stated Joe DeAngelo, Chairman and CEO of HD Supply. “I am also delighted to announce that on November 30, 2018, the Board of Directors authorized a new $500 million share repurchase program, bringing our total authorization to $1.5 billion since 2017.”

Gross profit increased $87 million, or 16.1 percent, to $629 million for the third quarter of fiscal 2018, as compared to $542 million for the third quarter of fiscal 2017. Gross profit was 39.0 percent of Net sales for the third quarter of fiscal 2018, down approximately 60 basis points from 39.6 percent for the third quarter of fiscal 2017.

Operating income increased $31 million, or 17.0 percent, to $213 million for the third quarter of fiscal 2018, as compared to $182 million for the third quarter of fiscal 2017. Operating income was 13.2 percent of Net sales for the third quarter of fiscal 2018, down approximately 10 basis points from 13.3 percent for the third quarter of fiscal 2017.

Income from continuing operations increased $36 million, or 78.3 percent, to $82 million for the third quarter of fiscal 2018, as compared to $46 million for the third quarter of fiscal 2017.

Net income decreased $370 million, or 81.9 percent, to $82 million for the third quarter of fiscal 2018, as compared to $452 million for the third quarter of fiscal 2017. Net income in the third quarter of fiscal 2017 included $406 million of Income from discontinued operations, net of tax.

Adjusted EBITDA increased $34 million, or 15.9 percent, to $248 million for the third quarter of fiscal 2018, as compared to $214 million for the third quarter of fiscal 2017. Adjusted EBITDA was 15.4 percent of Net sales for the third quarter of fiscal 2018, down approximately 20 basis points from 15.6 percent for the third quarter of fiscal 2017.

Adjusted net income increased $35 million, or 23.5 percent, to $184 million for the third quarter of fiscal 2018, as compared to $149 million for the third quarter of fiscal 2017.  Adjusted net income per diluted share was $1.00 in the third quarter of fiscal 2018, as compared to $0.80 in the third quarter of fiscal 2017.

As of October 28, 2018, HD Supply’s combined liquidity of $920 million was comprised of $52 million in cash and cash equivalents and $868 million of additional available borrowings (excluding $175 million of borrowings on available cash balances) under HD Supply, Inc.’s senior asset-based lending facility, based on qualifying inventory and receivables.

Business Unit Performance

Facilities Maintenance

Net sales increased $56 million, or 7.4 percent, to $810 million in the third quarter of fiscal 2018, as compared to $754 million for the third quarter of fiscal 2017.  Adjusted EBITDA increased $5 million, or 3.5 percent, to $149 million for the third quarter of fiscal 2018, as compared to $144 million for the third quarter of fiscal 2017.  Adjusted EBITDA was 18.4 percent of Net sales for the third quarter of fiscal 2018, down approximately 70 basis points from 19.1 percent for the third quarter of fiscal 2017.

Construction & Industrial

Net sales increased $186 million, or 30.1 percent, to $803 million in the third quarter of fiscal 2018, as compared to $617 million for the third quarter of fiscal 2017.  Organic sales growth was approximately 11.8 percent in the third quarter of fiscal 2018 as compared to the third quarter of fiscal 2017. Adjusted EBITDA increased $29 million, or 41.4 percent, to $99 million for the third quarter of fiscal 2018, as compared to $70 million for the third quarter of fiscal 2017.  Adjusted EBITDA was 12.3 percent of Net sales for the third quarter of fiscal 2018, up approximately 100 basis points from 11.3 percent for the third quarter of fiscal 2017.

Third-Quarter Monthly Sales Performance

Net sales for August, September and October of fiscal 2018 were $513 million, $481 million and $618 million, respectively.  There were 20 selling days in August, 19 selling days in September and 25 selling days in October in both 2018 and 2017.  Average year-over-year daily sales growth for August, September and October was 17.7 percent, 19.4 percent and 16.3 percent, respectively. On an organic basis, average year-over-year daily sales growth for August, September and October was 9.9 percent, 10.9 percent and 7.7 percent, respectively.

Preliminary November Sales Results

Preliminary Net sales in November 2018 were approximately $426 million, which represents year-over-year average daily sales growth of approximately 14.6 percent (6.8 percent on an organic basis).  Preliminary November year-over-year average daily sales growth by business segment was approximately 7.0 percent for Facilities Maintenance and approximately 23.1 percent (6.6 percent on an organic basis) for Construction & Industrial.  There were 18 selling days in both November 2018 and November 2017.

Capital Structure Activities

Redemption of the April 2016 Senior Unsecured Notes and Issuance of the October 2018 Senior Unsecured Notes

On October 11, 2018, HD Supply issued $750 million of 5.375% Senior Unsecured Notes due 2026 (“the October 2018 Senior Unsecured Notes”) at par. The Company used the net proceeds from the October 2018 Senior Unsecured Notes issuance, together with available cash and borrowings on our revolving credit facility, to redeem all of the outstanding $1,000 million aggregate principal of the 5.75% Senior Unsecured Notes due 2024.

Amendment of the Term Loan Facility and New Interest Rate Swap

On October 22, 2018, HD Supply entered into an amendment to the existing Term Loan Facility, which allowed for the refinancing of all the outstanding term loans totaling $1,070 million with a new tranche of term loans (the “Term B-5 Loans”) in the amount of $1,070 million, at an interest rate of LIBOR plus 1.75% or base rate plus 0.75%, maturing on October 17, 2023. On October 24, 2018, the Company entered into an interest rate swap agreement, which effectively converts $750 million of the Company’s Term B-5 Loans from a rate of LIBOR plus

1.75% to a 4.82% fixed rate.  With this transaction, the interest on more than 75% of our debt has effectively been fixed.

Share Repurchase Program

On November 30, 2018, the Company’s Board of Directors authorized a new share repurchase program for the repurchase of up to an aggregate $500 million of its common stock.  The Company will conduct repurchases under the share repurchase program in the open market and through broker negotiated purchases in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended, and subject to market conditions, restrictive covenants contained in existing debt agreements, applicable legal requirements and other relevant factors. This share repurchase program does not obligate the Company to acquire any particular amount of its common stock, and it may be terminated at any time at the Company’s discretion.  As of November 30, 2018, the Company has $656 million remaining under its new and previous share repurchase authorizations.

Fourth-Quarter and Full Year 2018 Outlook

For the fourth quarter of fiscal 2018, Net sales are anticipated to be in the range of $1,375 million and $1,425 million, Adjusted EBITDA(1) in the range of $173 million and $183 million and Adjusted net income per diluted share(1) in the range of $0.63 and $0.68.  The Adjusted net income per diluted share range assumes a fully diluted weighted average share count of approximately 180 million.  At the mid-point of the ranges, our fourth-quarter 2018 Net sales and Adjusted EBITDA translate into approximately 18 percent growth and 17 percent growth, respectively, versus prior year.

For the full year fiscal 2018, Net sales are anticipated to be in the range of $5,976 million and $6,026 million, Adjusted EBITDA(1) in the range of $857 million and $867 million and Adjusted net income per diluted share(1) in the range of $3.33 and $3.38.  The Adjusted net income per diluted share range assumes a fully diluted weighted average share count of approximately 183 million. At the mid-point of the ranges, our full year 2018 Net sales and Adjusted EBITDA translate into approximately 17 percent growth and 18 percent growth, respectively, versus prior year.

Fiscal 2018 Third-Quarter Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday, December 4th, 2018 at 8:00 a.m. (Eastern Time) to discuss its third-quarter results.  The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company’s Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

Non-GAAP Financial Measures

HD Supply supplements its reporting of Net income with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements.  Additional information regarding Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share referred to in this press release is included below under “Reconciliation of Non-GAAP Measures.”

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America. The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in the maintenance, repair and operations and specialty construction sectors. Through approximately 270 branches and 44 distribution centers in the U.S. and Canada, the company’s approximately 11,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

(1)  No reconciliation of the forecasted range for Adjusted EBITDA to Net income or Income from Continuing Operations and Adjusted net income per diluted share to Net income per diluted share or Income from Continuing Operations per diluted share for the fourth quarter of fiscal 2018 or the full year fiscal 2018 is included in this press release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Forward-Looking Statements and Preliminary Results

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and information currently available to management and are subject to known and unknown risks and uncertainties, many of which October be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future results, and that actual results October differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “October,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those “Risk factors” in our annual report on Form 10-K, for the fiscal year ended January 28, 2018, filed on March 13, 2018 and those described from time to time in our, and HD Supply, Inc.’s, other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Estimates for Net sales, Adjusted EBITDA and Adjusted net income per diluted share are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between HD Supply’s actual results and the preliminary financial data set forth above may be material.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Amounts in millions, except share and per share data, Unaudited

	Three Months Ended		Nine Months Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net Sales	$1,612	$1,370	$4,601	$3,938
Cost of sales	983	828	2,798	2,373
Gross Profit	629	542	1,803	1,565
Operating expenses:
Selling, general and administrative	391	336	1,147	1,008
Depreciation and amortization	25	21	72	63
Restructuring	—	3	9	3
Total operating expenses	416	360	1,228	1,074
Operating Income	213	182	575	491
Interest expense	32	36	101	134
Interest (income)	—	(1)	(1)	(1)
Loss on extinguishment & modification of debt	69	78	69	81
Income from Continuing Operations Before Provision for Income Taxes	112	69	406	277
Provision for income taxes	30	23	105	92
Income from Continuing Operations	82	46	301	185
Income from discontinued operations, net of tax	—	406	1	794
Net Income	$82	$452	$302	$979
Other comprehensive income (loss):
Foreign currency translation adjustment	—	1	2	(1)
Unrealized loss on cash flow hedge, net of tax of $1, $-, $1, $-	(4)	—	(4)	—
Total Comprehensive Income	$78	$453	$300	$978

Weighted Average Common Shares Outstanding (thousands)
Basic	182,730	185,651	183,349	194,704
Diluted	183,579	186,652	184,192	196,258

Basic Earnings Per Share(1):
Income from Continuing Operations	$0.45	$0.25	$1.64	$0.95
Income from Discontinued Operations	$—	$2.19	$0.01	$4.08
Net Income	$0.45	$2.43	$1.65	$5.03
Diluted Earnings Per Share(1):
Income from Continuing Operations	$0.45	$0.25	$1.63	$0.94
Income from Discontinued Operations	$—	$2.18	$0.01	$4.05
Net Income	$0.45	$2.42	$1.64	$4.99

(1) May not foot due to rounding.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, Unaudited

	October 28, 2018	January 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$52	$558
Receivables, less allowance for doubtful accounts of $19 and $12	860	612
Inventories	803	674
Other current assets	46	31
Total current assets	1,761	1,875
Property and equipment, net	356	325
Goodwill	1,993	1,807
Intangible assets, net	197	91
Deferred tax asset	94	205
Other assets	17	15
Total assets	$4,418	$4,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$483	$377
Accrued compensation and benefits	105	95
Current installments of long-term debt	11	11
Other current liabilities	261	138
Total current liabilities	860	621
Long-term debt, excluding current installments	1,888	2,090
Other liabilities	70	141
Total liabilities	2,818	2,852
Stockholders’ equity:
Common stock, par value $0.01; 1 billion shares authorized; 181.4 million and 185.7 million shares issued and outstanding at October 28, 2018, and January 28, 2018, respectively	2	2
Paid-in capital	4,055	4,029
Accumulated deficit	(1,663)	(1,966)
Accumulated other comprehensive loss	(20)	(17)
Treasury stock, at cost, 23.2 and 18.2 million shares at October 28, 2018 and January 28, 2018, respectively	(774)	(582)
Total stockholders’ equity	1,600	1,466
Total liabilities and stockholders’ equity	$4,418	$4,318

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, Unaudited

	Nine Months Ended
	October 28, 2018	October 29, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$302	$979
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	78	73
Provision for uncollectibles	9	6
Non-cash interest expense	15	11
Payment of discounts upon extinguishment of debt	(4)	(6)
Loss on extinguishment of debt	69	81
Stock-based compensation expense	19	19
Deferred income taxes	97	316
(Gain) on sales of businesses, net	—	(930)
Other	(1)	—
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	(204)	(249)
(Increase) decrease in inventories	(94)	(116)
(Increase) decrease in other current assets	(3)	1
(Increase) decrease in other assets	—	1
Increase (decrease) in accounts payable and accrued liabilities	95	132
Increase (decrease) in other long-term liabilities	1	2
Net cash provided by operating activities	379	320
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(79)	(65)
Proceeds from sales of property and equipment	—	2
Proceeds from sales of businesses, net	—	2,450
Payments for businesses acquired, net of cash acquired	(362)	—
Net cash provided by (used in) investing activities	(441)	2,387
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under employee benefit plans	7	37
Purchase of treasury shares	(166)	(555)
Tax withholdings on stock-based awards	(6)	—
Borrowings of long-term debt	930	113
Repayments of long-term debt	(1,240)	(1,526)
Borrowings on long-term revolver debt	100	624
Repayments on long-term revolver debt	(49)	(989)
Debt issuance and modification costs	(18)	(26)
Other financing activities	(2)	1
Net cash provided by (used in) financing activities	(444)	(2,321)
Effect of exchange rates on cash and cash equivalents	—	—
Increase (decrease) in cash and cash equivalents	$(506)	$386
Cash and cash equivalents at beginning of period	558	75
Cash and cash equivalents at end of period	$52	$461

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, Unaudited

	Facilities Maintenance	Construction & Industrial	Eliminations	Total Continuing Operations
Three Months Ended October 28, 2018
Net sales	$810	$803	$(1)	$1,612
Adjusted EBITDA	149	99	—	248
Depreciation(1) & Software Amortization	10	12	—	22
Other Intangible Amortization	2	3	—	5

Three Months Ended October 29, 2017
Net sales	$754	$617	$(1)	$1,370
Adjusted EBITDA	144	70	—	214
Depreciation(1) & Software Amortization	9	10	—	19
Other Intangible Amortization	1	2	—	3

Nine Months Ended October 28, 2018
Net sales	$2,353	$2,250	$(2)	$4,601
Adjusted EBITDA	422	262	—	684
Depreciation(1) & Software Amortization	28	34	—	62
Other Intangible Amortization	6	10	—	16

Nine Months Ended October 29, 2017
Net sales	$2,205	$1,737	$(4)	$3,938
Adjusted EBITDA	397	182	—	579
Depreciation(1) & Software Amortization	26	31	—	57
Other Intangible Amortization	6	3	—	9

(1)         Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA and Adjusted net income are not recognized terms under GAAP and do not purport to be alternatives to Net income as a measure of operating performance. We present Adjusted EBITDA and Adjusted net income because each is a primary measure used by management to evaluate operating performance. In addition, we present Adjusted net income to measure our overall profitability as we believe it is an important measure of our performance. We believe the presentation of Adjusted EBITDA and Adjusted net income enhances investors’ overall understanding of the financial performance of our business.

Adjusted EBITDA is based on “Consolidated EBITDA,” a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income less Income from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision for income taxes, (iii) depreciation and amortization and further adjusted to exclude loss on extinguishment of debt, non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted net income is defined as Net income less Income from discontinued operations, net of tax, further adjusted for loss on extinguishment of debt, certain non-cash, non-recurring or unusual items, net of tax.

We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA and Adjusted net income have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                       Adjusted EBITDA and Adjusted net income do not reflect changes in, or cash requirements for, our working capital needs;

•                       Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•                       Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes

•                       Adjusted EBITDA and Adjusted net income do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of Net income and Income from Continuing Operations, the most directly comparable financial measures under GAAP, to Adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended		Nine Months Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net income	$82	$452	$302	$979
Less income from discontinued operations, net of tax	—	406	1	794
Income from continuing operations	82	46	301	185
Interest expense, net	32	35	100	133
Provision for income taxes	30	23	105	92
Depreciation and amortization (1)	27	22	78	66
Loss on extinguishment of debt (2)	69	78	69	81
Restructuring charges (3)	—	3	9	3
Stock-based compensation	7	7	19	19
Acquisition and integration costs (4)	2	—	5	—
Other	(1)	—	(2)	—
Adjusted EBITDA	$248	$214	$684	$579

(1)         Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(2)         Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs, original issue discount, and other assets or liabilities associated with such debt. Also includes the costs of debt modifications.

(3)         Represents the costs related to exiting the Company’s previous corporate headquarters and the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs and other related costs.

(4)         Represents the costs incurred in the acquisition and integration of A.H. Harris Construction Supplies.

Adjusted Net Income

The following table presents a reconciliation of Net income and Income from Continuing Operations, the most directly comparable financial measures under U.S. GAAP, to Adjusted net income for the periods presented (amounts in millions):

	Three Months Ended		Nine Months Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net income	$82	$452	$302	$979
Less income from discontinued operations, net of tax	—	406	1	794
Income from continuing operations	82	46	301	185
Plus: Provision for income taxes	30	23	105	92
Less: Cash income taxes	(4)	(4)	(9)	(14)
Plus: Amortization of acquisition-related intangible assets (other than software)	5	3	16	9
Plus: Loss on extinguishment of debt (1)	69	78	69	81
Plus: Restructuring charges (2)	—	3	9	3
Plus: Acquisition and integration costs (3)	2	—	5	—
Adjusted Net Income	$184	$149	$496	$356

Diluted weighted average common shares outstanding	183,579	186,652	184,192	196,258
Adjusted net income per share — diluted	$1.00	$0.80	$2.69	$1.81

(1)         Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs, original issue discount, and other assets or liabilities associated with such debt. Also include the costs of debt modifications.

(2)         Represents the costs related to exiting the Company’s previous corporate headquarters and the costs incurred for strategic alignment of our workforce. These costs include severance, relocation costs and other related costs.

(3)         Represents the costs incurred in the acquisition and integration of A.H. Harris Construction Supplies.

No reconciliation of the forecasted range for Adjusted EBITDA to Net income or Income from Continuing Operations and Adjusted net income per diluted share to Net income per diluted share or Income from Continuing Operations per diluted share for the fourth quarter of fiscal 2018 or full year fiscal 2018 is included in this press release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.